UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2003

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-22803	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On May 20, 2003, Mr. Gregory W. Orlandella and Mr. Gerry L. Martin resigned their positions on the Board of Directors of the Registrant effective immediately. The Registrant is currently in the process of seeking replacements to fill both vacancies. Messrs. Orlandella and Martin were also members of the Registrant’s Audit Committee. There were no disagreements between Messrs. Orlandella and Martin, on the one hand, and the Registrant, or its auditors, on the other hand, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

May 22, 2003	By:	/s/ NICHOLAS ROSIER
Nicholas Rosier, Chief Financial Officer